Exhibit 99.1

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FOR IMMEDIATE RELEASE
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Date:     October 20,  2003
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Contact:  Leigh J. Abrams, President and CEO            INDUSTRIES INCORPORATION
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Phone:    (914) 428-9098  Fax:  (914) 428-4581
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E Mail:   Drew@drewindustries.com
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                      Drew Industries Announces Webcast Of
                          Third-Quarter Conference Call

WHITE PLAINS, NY, October 20, 2003 -- Drew Industries Incorporated (AMEX: DW), a White Plains, NY-based manufacturer of components for the recreational vehicle and manufactured housing industries, today announced its conference call to discuss results of the third quarter, 2003, on Monday, Oct. 27 2003 at 11:00 a.m. Eastern Standard Time.

This call is being webcast live and can be accessed at Drew's Web site at www.drewindustries.com.

Participating in the conference call will be:

Leigh Abrams, President and CEO, Drew Industries
Fred Zinn, Executive VP and CFO, Drew Industries
David Webster, President, CEO and Chairman, Kinro, Inc.
Doug Lippert, Chairman, Lippert Components, Inc.

The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via the password-protected event management site, StreetEvents (www.streetevents.com).

About Drew Industries

Drew, through its wholly-owned subsidiaries, Kinro, Inc. and Lippert Components, Inc., supplies a broad array of components for RVs and manufactured homes. Manufactured products include aluminum and vinyl windows and screens, doors, chassis, chassis parts, chassis slide-out systems, and bath and shower units. From 40 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

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